                                                                    EXHIBIT 3(a)




                              JACOBSON STORES INC.
                            (A MICHIGAN CORPORATION)

                                     BYLAWS
                          (As amended March 17, 1994)


                               TABLE OF CONTENTS


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                                                                                                     Page
                                                                                                     ----
ARTICLE I               -      OFFICES . . . . . . . . . . . . . . . .                                 1

ARTICLE II              -      MEETINGS OF SHAREHOLDERS. . . . . . . .                                 1

       Section 1.              Time and Places of Meetings . . . . . .                                 1
       Section 2.              Annual Meetings . . . . . . . . . . . .                                 1
       Section 3.              Notice of Annual Meeting. . . . . . . .                                 1
       Section 4.              Shareholder List. . . . . . . . . . . .                                 1
       Section 5.              Adjournment of Annual Meeting . . . . .                                 2
       Section 6.              Delayed Annual Meeting. . . . . . . . .                                 2
       Section 7.              Special Meetings. . . . . . . . . . . .                                 2
       Section 8.              Notice of Special Meetings. . . . . . .                                 2
       Section 9.              Quorum. . . . . . . . . . . . . . . . .                                 2
       Section 10.             Vote Required . . . . . . . . . . . . .                                 3
       Section 11.             Voting Rights . . . . . . . . . . . . .                                 3
       Section 12.             Conduct of Meetings . . . . . . . . . .                                 3
       Section 13.             Inspectors of Election. . . . . . . . .                                 4

ARTICLE III             -      DIRECTORS . . . . . . . . . . . . . . .                                 4

       Section 1.              Number and Term of Directors. . . . . .                                 4
       Section 2.              Powers. . . . . . . . . . . . . . . . .                                 4
       Section 3.              Vacancies . . . . . . . . . . . . . . .                                 4
       Section 4.              Resignation and Removal . . . . . . . .                                 4
       Section 5.              Nominations . . . . . . . . . . . . . .                                 5
       Section 6.              Compensation of Directors . . . . . . .                                 5
       Section 7.              Place of Meetings . . . . . . . . . . .                                 5
       Section 8.              Annual Organizational Meeting . . . . .                                 5
       Section 9.              Regular Meetings. . . . . . . . . . . .                                 5
       Section 10.             Special Meetings. . . . . . . . . . . .                                 5
       Section 11.             Purpose Need Not be Stated. . . . . . .                                 5
       Section 12.             Quorum. . . . . . . . . . . . . . . . .                                 6
       Section 13.             Action Without a Meeting. . . . . . . .                                 6
       Section 14.             Meeting by Telephone or Similar
                                 Equipment . . . . . . . . . . . . . .                                 6
       Section 15.             Written Notice. . . . . . . . . . . . .                                 6
       Section 16.             Waiver of Notice. . . . . . . . . . . .                                 6





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                                      -i-




ARTICLE IV         -    COMMITTEES OF DIRECTORS . . . . . . . .                                     7

       Section 1.       Executive Committee . . . . . . . . . .                                     7
       Section 2.       Audit Committee . . . . . . . . . . . .                                     7
       Section 3.       Organization and Compensation
                          Committee . . . . . . . . . . . . . .                                     8
       Section 4.       Nominating Committee. . . . . . . . . .                                     8
       Section 5.       Other Committees. . . . . . . . . . . .                                     8
       Section 6.       Membership and Vacancies on Committees.                                     8
       Section 7.       Reporting on Committee Actions. . . . .                                     8

ARTICLE V          -    OFFICERS. . . . . . . . . . . . . . . .                                     8

       Section 1.       Election of Officers. . . . . . . . . .                                     8
       Section 2.       Chairman of the Board . . . . . . . . .                                     8
       Section 3.       Vice Chairman of the Board. . . . . . .                                     9
       Section 4.       President . . . . . . . . . . . . . . .                                     9
       Section 5.       Chief Executive Officer . . . . . . . .                                     9
       Section 6.       Chief Operating Officer . . . . . . . .                                     9
       Section 7.       Vice Presidents . . . . . . . . . . . .                                    10
       Section 8.       Secretary . . . . . . . . . . . . . . .                                    10
       Section 9.       Treasurer . . . . . . . . . . . . . . .                                    10
       Section 10.      Controller. . . . . . . . . . . . . . .                                    10
       Section 11.      Assistant Secretary and Assistant
                          Treasurer . . . . . . . . . . . . . .                                    11
       Section 12.      Delegation of Powers. . . . . . . . . .                                    11

ARTICLE VI         -    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                          EMPLOYEES AND AGENTS. . . . . . . . .                                    11

       Section 1.       Obligation to Indemnify and Right
                          of Indemnification. . . . . . . . . .                                    11
       Section 2.       Third Party Actions . . . . . . . . . .                                    11
       Section 3.       Actions by or in the Right of the
                          Corporation . . . . . . . . . . . . .                                    12
       Section 4.       Successful Defense. . . . . . . . . . .                                    12
       Section 5.       Determination of Conduct. . . . . . . .                                    12
       Section 6.       Partial Indemnification . . . . . . . .                                    13
       Section 7.       Payment of Expenses in Advance. . . . .                                    13
       Section 8.       Indemnification Not Exclusive . . . . .                                    13
       Section 9.       Contract Right. . . . . . . . . . . . .                                    13
       Section 10.      Insurance . . . . . . . . . . . . . . .                                    14
       Section 11.      Continuation. . . . . . . . . . . . . .                                    14
       Section 12.      Definitions . . . . . . . . . . . . . .                                    14
       Section 13.      Savings Clause. . . . . . . . . . . . .                                    15
       Section 14.      Other Employees and Agents. . . . . . .                                    15

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

ARTICLE VII        -      SUBSIDIARIES. . . . . . . . . . . . . .                                      15

       Section 1.         Subsidiaries. . . . . . . . . . . . . .                                      15
       Section 2.         Subsidiary Officers not Executive
                            Officers. . . . . . . . . . . . . . .                                      15

ARTICLE VIII       -      CERTIFICATES OF STOCK . . . . . . . . .                                      16

       Section 1.         Form. . . . . . . . . . . . . . . . . .                                      16
       Section 2.         Facsimile Signature . . . . . . . . . .                                      16
       Section 3.         Lost Certificates . . . . . . . . . . .                                      16
       Section 4.         Transfers of Stock. . . . . . . . . . .                                      16
       Section 5.         Fixing of Record Date by Board. . . . .                                      17
       Section 6.         Provision for Record Date in the
                            Absence of Board Action . . . . . . .                                      17
       Section 7.         Adjournments. . . . . . . . . . . . . .                                      17
       Section 8.         Registered Shareholders . . . . . . . .                                      17

ARTICLE IX         -      GENERAL PROVISIONS. . . . . . . . . . .                                      18

       Section 1.         Dividends . . . . . . . . . . . . . . .                                      18
       Section 2.         Checks. . . . . . . . . . . . . . . . .                                      18
       Section 3.         Fiscal Year . . . . . . . . . . . . . .                                      18
       Section 4.         Seal. . . . . . . . . . . . . . . . . .                                      18

ARTICLE X          -     CONTROL SHARE ACQUISITIONS. . . . . . .                                       18

ARTICLE XI         -     AMENDMENTS. . . . . . . . . . . . . . .                                       18

                                     BYLAWS

                                       OF

                              JACOBSON STORES INC.

                          (As amended March 17, 1994)


                                   ARTICLE I

                                    OFFICES

       The corporation may have offices at such places, both within and without the State of Michigan, as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

       SECTION 1. TIME AND PLACES OF MEETINGS. All meetings of the shareholders shall be held, except as otherwise provided by statute or these Bylaws, at such time and place as may be fixed from time to time by the Board of Directors. Meetings of shareholders may be held within or without the State of Michigan as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

       SECTION 2. ANNUAL MEETINGS. Annual meetings of the shareholders shall be held on the fourth Thursday of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at such hour as shall be stated in the notice of the meeting, at which they shall elect by a plurality vote the successors of the class of directors whose term expires at the meeting, together with directors to fill vacancies or newly created directorships, and transact such other business as may properly be brought before the meeting.

       SECTION 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting shall be given personally or by mail to each shareholder entitled to vote thereat at least ten (10) and not more than sixty (60) days before the date of the meeting. Attendance of a shareholder at a meeting shall constitute a waiver of notice, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to transaction of any business because the meeting is not lawfully called or convened.

       SECTION 4. SHAREHOLDER LIST. The officer or agent who has charge of the stock ledger of the corporation shall prepare and make before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged by class or series in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during the whole time thereof, and may be inspected by any shareholder who is present.

       SECTION 5. ADJOURNMENT OF ANNUAL MEETING. If a quorum be not present at the annual meeting, the shareholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each shareholder at least five (5) days before such adjourned meeting; but if a quorum be present, they may adjourn from day to day as they see fit and no notice of such adjournment need be given.

       SECTION 6. DELAYED ANNUAL MEETING. If for any reason other than those enumerated in Section 5 of this Article, the annual meeting of the shareholders shall not be held on the day hereinbefore designated, such meeting may be called and held as a special meeting and the same proceedings may be had thereat as at an annual meeting, PROVIDED, HOWEVER, that the notice of such meeting shall be mailed to the shareholders at least fifteen (15) days prior to the date fixed for such delayed annual meeting.

       SECTION 7. SPECIAL MEETINGS. Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of shareholders of the corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (ii) any committee of the Board of Directors designated by a resolution approved by a majority of the entire Board of Directors, (iii) the Chief Executive Officer of the corporation, or (iv) any other officer or officers designated by the Board of Directors by resolution approved by a majority of the entire Board of Directors.

       SECTION 8. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of shareholders, stating the time, place and object thereof, shall be given personally or by mail to each shareholder entitled to vote thereat, at least ten (10) and not more than sixty (60) days before the date fixed for the meeting.

       SECTION 9. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders, except as otherwise provided by statute or by the Articles of Incorporation. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

       Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at that meeting, unless a greater or lesser quorum is provided by statute or the Articles of Incorporation.

       SECTION 10. VOTE REQUIRED. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by the Articles of Incorporation of this corporation or by the laws of the State of Michigan. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

       SECTION 11. VOTING RIGHTS. Except as otherwise provided by the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder shall at every meeting of shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. A proxy shall be valid only with respect to the particular meeting, or any adjournment or adjournments thereof, to which it specifically pertains.

       SECTION 12. CONDUCT OF MEETINGS. Meetings of shareholders generally shall be governed by the following rules:

            (a) The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman.

            (b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

            (c) The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

            (d) A resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by an individual who is a shareholder or a duly authorized proxy other than the individual who proposed the resolution or motion.

       SECTION 13. INSPECTORS OF ELECTION. The Board of Directors or, if they shall not have so acted, the Chief Executive Officer may appoint, at or prior to any meeting of shareholders, one or more persons (who may be employees of the corporation) to serve as inspectors of election. The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all shareholders.

                                  ARTICLE III

                                   DIRECTORS

       SECTION 1. NUMBER AND TERM OF DIRECTORS. The number of directors which shall constitute the whole Board shall be not less than three and shall be determined from time to time by resolution of the Board of Directors as set forth in the Articles of Incorporation, as the same may be amended. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected and hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Directors need not be shareholders.


       SECTION 2. POWERS. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not, by statute or by the Articles of Incorporation or these Bylaws, directed or required to be exercised or done by the shareholders.

       SECTION 3. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled as provided in the Articles of Incorporation.

       SECTION 4. RESIGNATION AND REMOVAL. Any director may resign at any time and such resignation shall take effect upon receipt of written notice thereof by the corporation, or at such subsequent time as set forth in the notice of resignation. Any or all of the directors may be removed, but only for cause, as provided in the Articles of Incorporation.

       SECTION 5. NOMINATIONS. Nominations of candidates for election as directors of the corporation at any meeting of shareholders called for election of directors may be made by the Board of Directors, the Chairman of the Board, or a nominating committee appointed by the Board of Directors, or by any shareholder entitled to vote in the election of directors generally as set forth in the Articles of Incorporation.

       SECTION 6. COMPENSATION OF DIRECTORS. Each director who is not a salaried officer of or legal counsel to the corporation may receive as compensation for his or her services in that capacity such sums and such benefits as shall from time to time be determined by the Board of Directors, plus traveling expenses and other expenses necessary for attendance at regular or special meetings of the Board of Directors and committees of the Board. Members of special or standing committees may be allowed like compensation for attending committee meetings. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

       SECTION 7. PLACE OF MEETINGS. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Michigan.

       SECTION 8. ANNUAL ORGANIZATIONAL MEETING. The annual organizational meeting of the Board of Directors may be held before or after the annual meeting of shareholders, for the purpose of electing officers and such other purposes as may come before the meeting. No notice of such meeting shall be necessary in order legally to constitute the meeting, provided a quorum of directors then in office shall be present. If such meeting is not held on the same date and in the same place as the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

       SECTION 9. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

       SECTION 10. SPECIAL MEETINGS. Subject to the provisions of Section 15 of this Article III, special meetings of the Board of Directors may be called by the Chairman of the Board, President, or Secretary or by any two (2) Continuing Directors (as defined in the Articles of Incorporation) on two (2) days' notice to each director.

       SECTION 11. PURPOSE NEED NOT BE STATED. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

       SECTION 12. QUORUM. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

       SECTION 13. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes or proceedings of the Board or committee.

       SECTION 14. MEETING BY TELEPHONE OR SIMILAR EQUIPMENT. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

       SECTION 15. WRITTEN NOTICE. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram. Notwithstanding the foregoing, notice shall be given by telegram if the date of the meeting to which such notice relates is within three (3) days of the date that such notice is given.

       SECTION 16. WAIVER OF NOTICE. Whenever any notice is required to be given under the provision of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.

                                   ARTICLE IV

                            COMMITTEES OF DIRECTORS

       SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee composed of three or more Directors. The Executive Committee shall have and may exercise the following authority of the Board of
Directors:

            (a) The Executive Committee shall have the authority of the Board of Directors, between meetings of the Board, to take such actions and adopt such resolutions as may be necessary, appropriate or convenient in the ordinary course of business of the corporation; including (without limitation) the authorization of leases of real or personal property, seasonal borrowings, bank depository resolutions, and regular quarterly dividends on Preferred Stock of the corporation.

            (b) Whenever and as often as the Board of Directors designates, the Executive Committee shall have such further authority as the Board of Directors designates, subject to prohibitions set forth in the Business Corporation Act of Michigan; including the full powers and authorities of the Board of Directors, between meetings of the Board, to take any and all actions and adopt any and all resolutions that may be necessary, appropriate or convenient with respect to any matters designated by the Board of Directors.

       The Executive Committee may meet with or without prior notice on call of any member; provided, that when the Executive Committee consists of three members, it shall be necessary for all three members to participate and concur in decisions of the Committee, and when the Committee consists of more than three members, it shall be necessary for at least three members or a majority of the members of the Committee (whichever is greater) to participate and concur in decisions of the Committee. Such participation may be attendance at a meeting, by telephone, by written consent, or otherwise.

       SECTION 2. AUDIT COMMITTEE. The Board of Directors may appoint an Audit Committee composed of five or more directors. No director who is then an officer of the corporation or any subsidiary of the corporation shall be eligible to serve on the Audit Committee. The Audit Committee shall confer with the independent certified public accountants employed by the corporation, and with the corporation's internal auditors; review the scope of the audit and other matters relating to the independent accountants' services; review internal accounting controls; review recommendations of the independent accountants; and perform such other functions as the Board of Directors may from time to time specifically confer on the Committee.

       SECTION 3. ORGANIZATION AND COMPENSATION COMMITTEE. The Board of Directors may appoint an Organization and Compensation Committee, consisting of five or more Directors. The Organization and Compensation Committee shall review the development of corporate management and succession, review salaries and bonuses of officers and other key managerial employees, review the corporation's employee benefit plans and policies, and perform such other functions as the Board of Directors may from time to time specifically confer on the Committee.

       SECTION 4. NOMINATING COMMITTEE. The Board of Directors may appoint a Nominating Committee, consisting of three or more Directors, to consider nominees for directorship in the corporation.

       SECTION 5. OTHER COMMITTEES. The Board of Directors may establish and appoint such other committees of the Board of Directors, consisting of such directors and having such powers and duties, as the Board determines.

       SECTION 6. MEMBERSHIP AND VACANCIES ON COMMITTEES. The Board of Directors may remove members from or add members to any committee of the Board, and fill vacancies on such committee.

       SECTION 7. REPORTING ON COMMITTEE ACTIONS. All actions taken by any committee of the Board shall be reported to the Board of Directors at the next meeting of the Board. However, no delay in reporting any action of any committee shall affect the validity of such action, or of any actions taken in the name and on behalf of the corporation pursuant thereto.


                                   ARTICLE V

                                    OFFICERS

       SECTION 1. ELECTION OF OFFICERS. All officers of the corporation shall be elected by the Board of Directors.

       SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders, and at all meetings of the Board of Directors, and shall have such other duties and powers as may be imposed or given by the Board of Directors. He shall be a non-voting member of the Organization and Compensation Committee, and shall be a voting member of all other standing committees of the Board of Directors, except that he shall not be a member of the Audit Committee. In case of the absence or inability to act of the President or Chief Executive Officer, the Chairman of the Board shall exercise all of the duties and responsibilities of such officer until the Board of Directors shall otherwise direct.

       SECTION 3. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if any, shall be elected from the membership of the Board of Directors; and in the absence or disability of the Chairman of the Board, shall have such other duties and powers as may be imposed or given by the Board of Directors. In case of the absence or inability to act of the Chairman of the Board, the Vice Chairman of the Board shall exercise all of the duties and responsibilities of such officer until the Board of Directors shall otherwise direct. In the absence or disability of the Chairman of the Board, he shall be a non-voting member of the Organization and Compensation Committee, and shall be a voting member of all other standing committees of the Board of Directors, except that he shall not be a member of the Audit Committee.

       SECTION 4. PRESIDENT. The President shall, subject to the direction of the Board of Directors or the Chief Executive Officer, if any, see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all other duties necessary or appropriate to the office, subject, however, to the right of the Chief Executive Officer and of the directors to delegate any specific powers to any other officer or officers of the corporation. In case of the absence or inability to act of both the Chairman of the Board and the Vice Chairman of the Board, or the Chief Executive Officer, the President shall exercise all of the duties and responsibilities of such officer until the Board of Directors shall otherwise direct. In the absence or disability of the Chairman and Vice Chairman of the Board, the President shall be a non-voting member of the Organization and Compensation Committee, and a voting member of all other standing committees of the Board of Directors, except that he shall not be a member of the Audit Committee.

       SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, in addition to the duties as Chairman or Vice Chairman of the Board or President, as the case may be, shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the corporation and shall have the general control and management of the business and affairs of the corporation. The Chief Executive Officer shall have the power, subject to the control of the Board of Directors, to appoint, suspend, or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the corporation, other than the officers appointed by the Board, as the Chief Executive officer may deem necessary.

       SECTION 6. CHIEF OPERATING OFFICER. There may be elected a Chief Operating Officer who shall, if elected, have general charge, control and supervision over the administration and operations of the corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors. If no Chief Operating Officer is elected, the duties and powers of the Chief

Operating Officer shall be performed by the Chief Executive Officer.

       SECTION 7. VICE PRESIDENTS. Any Executive Vice President, any Senior Vice President, and each Vice President shall have such authority and responsibilities as designated by the Board of Directors, the Executive Committee, the Chairman or Vice Chairman of the Board, or the President.

       SECTION 8. SECRETARY. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and of the Executive Committee, and shall preserve in books of the corporation true minutes of the proceedings of all such meetings; shall keep the seal of the corporation and shall have authority to affix the same to all instruments where its use is required; shall give all notices required by statute, bylaw or resolution; and shall perform such other duties as may be delegated by the Board of Directors, the Executive Committee, the Chairman or Vice Chairman of the Board, or the President.

       SECTION 9. TREASURER. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; shall deposit all monies, securities and other valuable effects in the name of the corporation in such depositaries as may be designated for that purpose by the Board of Directors; shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board of Directors, Chairman and Vice Chairman of the Board, and President, at the regular meetings of the Board, and whenever requested by them, an account of all transactions as Treasurer and of the financial condition of the corporation; shall deliver to the Chairman and Vice Chairman of the Board and the President, and shall keep in force, a bond in form, amount and with a surety or sureties satisfactory to the Board, conditioned for faithful performance of the duties of office, by the Treasurer and any Assistant Treasurers and for restoration to the corporation in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind belonging to the corporation; and shall in addition perform such other duties as may be delegated by the Board of Directors, the Executive Committee, the Chairman or Vice Chairman of the Board, or the President.

       SECTION 10. CONTROLLER. The Controller shall be responsible for establishment and maintenance of internal accounting and other control systems for this corporation and its wholly-owned subsidiaries; liaison with independent auditors; and such other duties as may be designated by the Board of Directors, the Executive Committee, the Chairman or Vice Chairman of the Board, or the President.

       SECTION 11. ASSISTANT SECRETARY AND ASSISTANT TREASURER. Any Assistant Secretary, in the absence of the Secretary, shall perform the duties and exercise the powers of the Secretary. Any Assistant Treasurer, in the absence of or disability of the Treasurer, shall perform the duties and exercise the power of the Treasurer. If there is more than one Assistant Secretary and/or Assistant Treasurer, their respective duties and responsibilities shall be as designated by the Board of Directors, the Executive Committee, the Chairman or Vice Chairman of the Board, or the President.

       SECTION 12. DELEGATION OF POWERS. For any reason deemed sufficient by the Board of Directors, whether occasioned by absence or otherwise, the Board may delegate all or any of the powers and duties of any officer to any other officer or Director, but no officer or Director shall execute, acknowledge or verify any instrument in more than one capacity.


                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              EMPLOYEES AND AGENTS

       SECTION 1. OBLIGATION TO INDEMNIFY AND RIGHT TO INDEMNIFICATION. This corporation shall indemnify each of its directors and officers, and each person who hereafter becomes a director and/or officer of the corporation, and each such person shall be entitled to such indemnification without further action on his or her part, against all expense, liability and loss, arising in any manner by reason of the fact that such person is or was a director and/or officer of the corporation, or by reason of any acts of such person, or omissions of such person to act, as a director and/or officer of the corporation, to the fullest extent permitted by any present or future provision of law, including without limitation the indemnification and advancement of expenses provided for in Section 2-12, inclusive, of this Article VI.

       SECTION 2. THIRD PARTY ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director and/or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

       SECTION 3. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director and/or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and its shareholders. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determinated upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

       SECTION 4. SUCCESSFUL DEFENSE. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 2 or 3 of this
Article VI, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding brought to enforce the mandatory indemnification provided for in this section.

       SECTION 5. DETERMINATION OF CONDUCT. Subject to any rights under any contract between the corporation and any director or officer, any indemnification under Section 2 or 3 of this Article VI, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 2 and 3. This determination shall be made in any of the following ways:

            (a) By a majority vote of a quorum of the Board consisting of directors who were not parties to the action, suit or proceeding.

            (b) If the quorum described in subdivision (a) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than two (2) disinterested directors.

            (c)      By independent legal counsel in a written opinion.

            (d)      By the shareholders.

       SECTION 6. PARTIAL INDEMNIFICATION. If a person is entitled to indemnification under Section 2 or 3 of this Article VI for a portion of the expenses, including attorneys' fees, judgment, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

       SECTION 7. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Section 2 of 3 of this Article VI shall be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

       SECTION 8. INDEMNIFICATION NOT EXCLUSIVE. The indemnification and advancement of expenses provided for in Sections 2-7, inclusive, of this
Article VI are not exclusive of other rights to which a person seeking indemnification and advancement of expenses may be entitled under the Restated Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced and indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

       SECTION 9. CONTRACT RIGHT. The right to indemnification conferred in this Article VI shall be a contract right between the corporation and each director and officer of the corporation, or individual who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, who serves in such capacity at any time while this Article VI is in effect. No amendment or repeal of all or any part of this Article VI, nor the adoption of any provision inconsistent with this Article VI, shall apply to any acts or omissions occurring prior to such amendment or repeal, or give rise to or increase any liability of any director or officer with respect to any acts or omissions occurring prior to such amendment or repeal.

       SECTION 10. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any directors, officers, employees or agents of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under any applicable provision of law.

       SECTION 11. CONTINUATION. The indemnification and advancement of expenses provided for in this Article VI shall continue as to a person who ceases to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of the person.

       SECTION 12.     DEFINITIONS.  For purposes of this Article VI:

           (a) References to the "corporation" include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

           (b) References to "other enterprises" include employee benefit plans; references to "fines" include excise taxes assessed with respect to any employee benefit plan; and references to "serving at the request of the corporation" include any service which imposes duties on, or involves services by, such director or officer with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.

       SECTION 13. SAVINGS CLAUSE. If any provision of this Article VI shall be invalidated on any ground by any court, the corporation shall nevertheless indemnify each of its directors and offices against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including third party actions and actions by or in the right of the corporation, to the fullest extent permitted by any applicable law.

       SECTION 14. OTHER EMPLOYEES AND AGENTS. The corporation may, pursuant to authorization of the Board of Directors, provide indemnification and advancement of expenses to employees and agents of the corporation other than directors and officers, to the same extent as provided for directors and officers, or otherwise as the Board of Directors determines.


                                  ARTICLE VII

                                  SUBSIDIARIES

       SECTION 1. SUBSIDIARIES. The Board of Directors, the Chairman of the Board, President, or any other executive officer designated by the Board of Directors may vote the shares of stock owned by this corporation in any subsidiary, whether wholly or partly owned by this corporation, in such manner as they may deem in the best interests of this corporation, including, without limitation, for the election of directors of any subsidiary corporation, or for any amendments to the charter or bylaws of any such subsidiary corporation, or for the liquidation, merger, or sale of assets of any such subsidiary corporation. The Board of Directors, the Chairman of the Board, President, or any other executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of this corporation. The Board of Directors, the Chairman of the Board, President, or any other executive officer designated by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation, and such directors shall have no liability to this corporation as the result of any action taken in accordance with such instructions.

       SECTION 2. SUBSIDIARY OFFICERS NOT EXECUTIVE OFFICERS. The officers of any subsidiary corporation shall not, by virtue of holding such title and position, be deemed to be executive officers

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
of this corporation, nor shall any such officer of a subsidiary corporation, unless he or she shall also be a director or executive officer of this corporation, be entitled to have access to any files, records or other information relating or pertaining to this corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of this corporation, except as and to the extent expressly authorized and permitted by the Board of Directors, the Chairman of the Board, or President of this corporation.


                                  ARTICLE VIII

                             CERTIFICATES OF STOCK

       SECTION 1. FORM. Every holder of stock in the corporation shall be entitled to have a certificate in the name of the corporation, signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares of stock in the corporation owned by such person.

       SECTION 2. FACSIMILE SIGNATURE. When a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the corporation, and/or by a registrar, the signature of any such Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

       SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

       SECTION 4. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

       SECTION 5. FIXING OF RECORD DATE BY BOARD. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interest arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall be at least ten (10) and not more than sixty (60) days before the date of any such meeting, and not more than sixty (60) days before any other action. Only shareholders of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interest arising out of any change, conversion or exchange of capital stock.

       SECTION 6. PROVISION FOR RECORD DATE IN THE ABSENCE OF BOARD ACTION. If a record date is not fixed by the Board of Directors: (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the date on which the meeting is held; and (b) the record date for determining shareholders entitled to express consent to corporate action in writing, without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board relating thereto is adopted.

       SECTION 7. ADJOURNMENTS. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

       SECTION 8. REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Michigan.

                                   ARTICLE IX

                               GENERAL PROVISIONS

       SECTION 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

       SECTION 2. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

       SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

       SECTION 4. SEAL. The corporate seal shall have inscribed thereon the name of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE X

                           CONTROL SHARE ACQUISITIONS

       The provisions of Chapter 7B of the Michigan Business Corporation Act (Sections 450.790 - 450.799, inclusive, Michigan Compiled Laws, being Sections 21.200(790) - 21.200(799), inclusive, Michigan Statutes Annotated), as the same exist or may hereafter be amended, shall not apply to control share acquisitions of shares of stock of this corporation.


                                   ARTICLE XI

                                   AMENDMENTS

       These Bylaws may be altered or repealed at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors.





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